Exhibit 99.B(h)(5)(iii)

Schedule A

Service Agreement List of Portfolios

As of April 30, 2020

(Between Pacific Life Fund Advisors LLC, Pacific Life Insurance Company, Pacific Select Fund and State Street Bank and Trust Company)

U.S. Fixed Income Portfolios:

Core Income Portfolio

Diversified Bond Portfolio

Floating Rate Income Portfolio

High Yield Bond Portfolio

Inflation Managed Portfolio

Managed Bond Portfolio

Short Duration Bond Portfolio

Non-U.S. Fixed Income Portfolio:

Emerging Markets Debt Portfolio

U.S. Equity Portfolios:

Comstock Portfolio

Dividend Growth Portfolio

Equity Index Portfolio

Focused Growth Portfolio

Growth Portfolio

Large-Cap Growth Portfolio

Large-Cap Value Portfolio

Main Street® Core Portfolio

Mid-Cap Equity Portfolio

Mid-Cap Growth Portfolio

Mid-Cap Value Portfolio

Small-Cap Growth Portfolio (formerly named Developing Growth Portfolio)

Small-Cap Equity Portfolio

Small-Cap Index Portfolio

Small-Cap Value Portfolio

Value Advantage Portfolio

Non-U.S. Equity Portfolios:

Emerging Markets Portfolio

International Equity Income Portfolio

International Large-Cap Portfolio

International Small-Cap Portfolio

International Value Portfolio

Sector Portfolios:

Health Sciences Portfolio

Real Estate Portfolio

Technology Portfolio

Asset Allocation/Balanced Portfolios:

PSF DFA Balanced Allocation Portfolio

Pacific Dynamix - Conservative Growth Portfolio

Pacific Dynamix- Moderate Growth Portfolio

Pacific Dynamix- Growth Portfolio

Portfolio Optimization Conservative Portfolio

Portfolio Optimization Moderate-Conservative Portfolio

Portfolio Optimization Moderate Portfolio

Portfolio Optimization Growth Portfolio

Portfolio Optimization Aggressive-Growth Portfolio

Pacific Dynamix Underlying Portfolios:

PD 1-3 Year Corporate Bond Portfolio

PD Aggregate Bond Index Portfolio

PD High Yield Bond Market Portfolio

PD Large-Cap Growth Index Portfolio

PD Large-Cap Value Index Portfolio

PD Small-Cap Growth Index Portfolio

PD Small-Cap Value Index Portfolio

PD International Large-Cap Portfolio

PD Emerging Markets Portfolio